Exhibit 99









Contacts:    Murray L. Swanson                         Karen M. Stewart
             Executive Vice President - Finance        Vice President
             (312) 630-1900                            - Investor Relations
             murray.swanson@teldta.com                 (608) 828-8316
                                                       karen.stewart@teldta.com
FOR RELEASE:  IMMEDIATE

                   TDS ANNOUNCES RESTRUCTURING PLAN TO ENHANCE
                                SHAREHOLDER VALUE

December 18, 1997, Chicago, Illinois - Telephone and Data Systems, Inc. [AMEX:TDS] today announced a corporate restructuring designed to unlock the value of TDS's business units for shareholders. The plan, unanimously approved by the TDS Board of Directors, would create three new classes of common stock, commonly known as "Tracking Stocks," which are intended to separately reflect the performance of United States Cellular Corporation [AMEX:USM], Aerial Communications, Inc. [NASDAQ:AERL] and TDS Telecommunications Corporation, the Company's cellular, PCS and landline telephone businesses, respectively. The tracking stocks will be created in connection with a change in the state of incorporation of the Company from Iowa to Delaware. The plan will be submitted for approval by shareholders at a special meeting in early 1998.

LeRoy T. Carlson, Jr. (Ted), TDS's President and CEO, said, "For some time, we have felt that the price of TDS shares has not fully reflected the inherent value of each of the business units. By creating three new classes of stock, we will give shareholders the opportunity to invest in separate securities that specifically reflect each underlying business. Our plan will improve liquidity for the publicly traded equity of U.S. Cellular and Aerial, maintain certain tax consolidation advantages for TDS, sustain our credit capacity and preserve financial flexibility for TDS management to maximize the long-term growth of shareholder value."

Subject to TDS shareholder approval and effectiveness of the reincorporation, TDS has made offers to U.S. Cellular's and Aerial's boards of directors to acquire all of the publicly traded equity of U.S. Cellular and Aerial in "roll-up" mergers. Under the TDS offer to U.S. Cellular, the public shareholders of U.S. Cellular, who currently own 18.9% of the common equity of U.S. Cellular, would exchange such shares for shares of the TDS tracking stock related to the business of U.S. Cellular which represent 18.9% of the equity interest in U.S. Cellular. The TDS offer to Aerial provides that public shareholders of Aerial, who currently own 17.5% of the common equity of Aerial, would exchange such shares for shares of the TDS tracking stock related to the business of Aerial which represent 17.5% of the equity interest in Aerial.

Following shareholder approval and the effectiveness of the reincorporation, TDS intends to issue TDS Telecom tracking stock in a public offering for cash, which would represent approximately 15- 25% of the equity value of TDS Telecom. Proceeds from this offering will be used for general corporate purposes at TDS Telecom.

Following these transactions, TDS intends to distribute shares of tracking stock relating to the

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businesses of USM, AERL and TDS Telecom in the form of a stock dividend on a pro rata basis to holders of Series A Common Shares and Common Shares of TDS. It is currently expected that this distribution would take place in mid-1998, after the completion of the TDS Telecom public offering, the USM merger and the AERL merger.

Upon completion of these transactions, U.S. Cellular and Aerial, as well as TDS Telecom, will be wholly owned subsidiaries of TDS, and approximately 80% of the equity value of each subsidiary will be publicly traded in the form of TDS tracking stocks. Approximately 20% of the equity value of each subsidiary will initially be retained by TDS along with all other interests held by TDS, which will continue to be represented by the Common Shares and the Series A Common Shares of TDS. Upon completion of these transactions, holders of TDS Common Shares will become entitled to elect one additional director to the TDS Board of Directors.

Mr. Carlson continued, "This plan also will give shareholders the opportunity to invest in all of TDS's businesses, or any one or more of our businesses individually, depending on their investment objectives. We currently have three companies that are at very different stages of development. U.S. Cellular has grown at an explosive rate over the past several years, becoming the major contributor of cash flow and valuation to TDS. TDS Telecom, our historically strong profit and cash flow generator, is well positioned within its territories and is beginning to leverage its strengths into new markets and a much broader product line. Aerial Communications, our newest business, is in a start-up mode and will require cash, rather than generate it, over the next few years. These three businesses, with their different cycles of development, may offer different investors the investment characteristics they desire. Investors and analysts value each of these businesses separately, and now our shareholders will have the opportunity to decide which of these investments appeals to them."

Immediately after the distribution of the tracking stocks, holders of TDS Common and Series A Common Shares will continue to receive an aggregate dividend which is at least equal to the aggregate dividend which such shareholders currently receive from the Company. The aggregate dividend will consist of the dividend paid on TDS Common and TDS Series A Common Shares, which will equal approximately 25% of the current dividend paid to these shares, and the dividend paid on the Telecom Group Tracking Shares, which will equal approximately 75% of the current dividend paid on TDS Common and Series A Common Shares. TDS does not currently anticipate paying dividends on the tracking stocks related to the businesses of U.S. Cellular or Aerial Communications.

TDS is filing an application to list each of the tracking stocks on the AMEX. The Common Shares of TDS would continue to be listed on the AMEX under the symbol "TDS."

TDS has filed a preliminary proxy statement and a registration statement with respect to the proposed transaction with the U.S. Securities and Exchange Commission ("SEC"), which is subject to review by the SEC. This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor does it constitute the solicitation of a proxy from shareholders by TDS, which will be made only by means of a proxy statement/prospectus once the registration statement becomes effective, in compliance with the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules of the SEC.

In addition to shareholder approval, the transaction will be subject to various federal and state regulatory approvals.

TDS is a Chicago-based telecommunications company with established cellular telephone, local telephone and radio paging operations and developing PCS operations. TDS strives to build value

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for  its  shareholders  by  providing  excellent   communications   services  in
attractive, closely related segments of the telecommunications industry.

Headquartered in Chicago, USM manages and invests in cellular systems throughout the United States. As of October 31, USM owned interests representing approximately 25.9 million pops, making it the eighth largest cellular telephone company in the United States based on pops. USM managed operational systems serving 142 markets as of that date.

Aerial Communications, headquartered in Chicago, holds licenses to provide PCS service in areas covering 27.6 million of the U.S. population. Aerial's markets include Columbus, Ohio; Houston, Minneapolis, Kansas City, Pittsburgh and Tampa, where the Company employs Global Systems for Mobile Communications ("GSM") technology, the world's most popular.

TDS Telecom, headquartered in Madison, Wisconsin, is the tenth-largest non-Bell telephone company in the United States. TDS Telecom provides local telephone service to over one million people through approximately 507,000 access lines in rural, small-town and suburban areas in 28 states. TDS Telecom's newer business ventures include internet access, structured wiring engineering and competitive local exchange telephone services.



Internet Home Pages:          TDS                     http://www.teldta.com
                              USM                     http://www.uscc.com
                              AERL                    http://www.aerial1.com
                              TDS Telecom             http://www.tdstelecom.com


Private  Securities  Litigation  Reform  Act  of  1995  Safe  Harbor  Cautionary
Statement: This announcement contains "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about the Company's beliefs and expectations are forward-looking statements. These statements contain potential risks and uncertainties and, therefore, actual results may differ materially. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may affect these projections or expectations include, but are not limited to: changes in the overall economy; changes in competition in markets in which the Company operates; advances in telecommunications technology; changes in the telecommunications regulatory environment; pending and future litigation; availability of future financing; start-up of PCS operations; and unanticipated changes in growth in cellular customers, penetration rates, churn rates and the mix of products and services offered in the Company's markets. Readers should evaluate any statements in light of these important factors.


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